As Filed with the Securities and Exchange Commission on May 29, 1998
                                                 Registration No. 333-
----------------------------------------------------------------------
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                        ----------------------
                               Form S-8
                        REGISTRATION STATEMENT
                                 Under
                      THE SECURITIES ACT OF 1933
                        ----------------------
                      BETHLEHEM STEEL CORPORATION
        (Exact name of registrant as specified in its charter)

             Delaware                               24-0526133
   (State or other jurisdiction         (I.R.S. Employer Identification No.)
of incorporation or organization)

       1170 Eighth Avenue
     Bethlehem, Pennsylvania                         18016-7699
(Address of Principal Executive Offices)             (Zip Code)
                        ----------------------
          Lukens Inc. 1985 Stock Option and Appreciation Plan
       Lukens Inc. Stock Option Plan for Non-Employee Directors
         Employment Agreement dated October 12, 1991, between
                 R. William Van Sant and Lukens Inc.
      Capital Accumulation Plan for Certain Salaried Employees of
                   Bethlehem Lukens Plate Division
    Bethlehem Lukens Plate Division Group Capital Accumulation Plan Capital Accumulation Plan for Certain Hourly Employees of
            Bethlehem Lukens Plate Division (USW, AFL-CIO,
                           Coatesville, PA)
 Capital Accumulation Plan for Certain Hourly Employees of
              Washington Steel Corporation (Houston and
                            Washington, PA)
 Capital Accumulation Plan for Certain Employees of
             Washington Steel Corporation (Massillon, OH)
                      (Full titles of the plans)
                        ----------------------
                        William H. Graham, Esq.
             Vice President, General Counsel and Secretary
                      Bethlehem Steel Corporation
                          1170 Eighth Avenue
                  Bethlehem, Pennsylvania 18016-7699
                            (610) 694-2424
 (Name, address and telephone number, including area code,
                        of agent for service)
                        ----------------------

                                                        CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                         Amount to be      Proposed maximum      Proposed maximum            Amount of
 Title of securities to be registered  registered offering  price per share  aggregate offering price    registration fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share     N/A (1)            N/A (1)            $35,656,983(2)              $10,519
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share  4,000,000 (3)       $13.281 (4)            $53,124,000               $15,672
-------------------------------------------------------------------------------------------------------------------------
Rights to purchase Series A Junior          N/A(5)             N/A(5)                 N/A(5)                   N/A(5)
Participating Preference Stock,
par value $1.00 per share
=========================================================================================================================
Total                                       N/A(1)             N/A(1)               $88,763,856               $26,191
=========================================================================================================================

(1) Pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), only the title of the class of securities to be registered, the proposed maximum aggregate offering price for such class of securities and the amount of the registration fee need appear in the "Calculation of Registration Fee" table.
(2) The proposed maximum aggregate offering price for the shares of Common Stock of Bethlehem Steel Corporation, par value $1.00 per share ("Bethlehem Common Stock"), to be issued with respect to outstanding employee stock options of Lukens Inc. under the (a) Lukens Inc. 1985 Stock Option and Appreciation Plan, (b) Lukens Inc. Stock Option Plan for Non-Employee Directors and (c) Employment Agreement dated October 12, 1991, between R. William Van Sant and Lukens Inc. (collectively, the "Option Plans") pursuant to the Agreement and Plan of Merger dated as of December 15, 1997, as amended as of January 4, 1998 (the "Merger Agreement"), among Bethlehem Steel Corporation, Lukens Inc. and Lukens Acquisition Corporation, a wholly owned subsidiary of Bethlehem Steel Corporation has been estimated solely for the purpose of calculating the registration fee as the product of (x) 1,378,847, the maximum number of shares of common stock of Lukens Inc. subject to options under the Option Plans before the merger and (y) $25.86, the weighted average of the exercise price of options under the Option Plans outstanding before the merger.
(3) Represents the maximum number of shares of Bethlehem Common Stock that may be acquired under the (a) Capital Accumulation Plan for Certain Salaried Employees of Bethlehem Lukens Plate Division, (b) Bethlehem Lukens Plate Division Group Capital Accumulation Plan, (c) Capital Accumulation Plan for Certain Hourly Employees of Bethlehem Lukens Plate Division (USW, AFL-CIO, Coatesville, PA), (d) Capital Accumulation Plan for Certain Hourly Employees of Washington Steel Corporation (Houston and Washington,
     PA) and (e) Capital Accumulation Plan for Certain Employees of Washington Steel Corporation (Massillon, OH) (collectively, the "Capital
     Accumulation Plans," and together with the Option Plans, the "Plans").
(4) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low prices per share of Bethlehem Common Stock as reported on the New York Stock Exchange on
     May 22, 1998.
(5) The rights to purchase Series A Junior Participating Preference Stock, par value $1.00 per share (the "Rights"), are evidenced by the certificates for the shares of the Common Stock and automatically trade with the Common Stock. The value attributable to such Rights, if any, is reflected in the offering price of the Common Stock.

                        ----------------------
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans listed above.

                                Part II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     Bethlehem Steel Corporation ("Bethlehem") has filed the following documents with the SEC, which are incorporated in this document by reference: (i) Bethlehem's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, file number 1-1941, (ii) all other reports filed by Bethlehem pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1997, (iii) the description of the Series A Junior Participating Preference Stock, par value $1.00 per share, of Bethlehem set forth in Bethlehem's Form 8-A/A dated January 12, 1996, file number 1-1941, and
(iv) the description of shares of Bethlehem Common Stock set forth in Bethlehem's registration statement on Form S-3 dated March 8, 1994, Registration Statement number 33-52209.

     All documents filed by Bethlehem pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of Bethlehem Common Stock to be issued or sold pursuant to the Plans will be passed upon for Bethlehem by William H. Graham, Esq., General Counsel of Bethlehem. Mr. Graham is paid a salary by Bethlehem, is a participant in various employee benefit plans offered to employees of Bethlehem generally and owns and has options to purchase shares of Bethlehem Common Stock.


Item 6.  Indemnification of Directors and Officers.

     The following discussion is a summary of certain provisions relating to indemnification of officers and directors of the Bethlehem Restated Certificate of Incorporation, Bethlehem By-laws, Bethlehem's Indemnification Assurance Agreements and the General Corporation Law of the State of Delaware (the "DGCL"). Reference is made to, and this summary is qualified in its entirety by, such Restated Certificate of Incorporation, By-laws, Indemnification Assurance Agreements and the DGCL.

     It is and has been Bethlehem's policy to indemnify its officers and directors against any costs, expenses and other liabilities to which they may become subject by reason of their service to Bethlehem, and to insure its directors and officers against such liabilities, as and to the extent permitted by applicable law and in accordance with the principles of good corporate governance. In this regard, Article IX of the Bethlehem By-laws requires Bethlehem to indemnify its directors and officers to the maximum extent permitted by the DGCL.

     Pursuant to this policy, Bethlehem has entered into individual Indemnification Assurance Agreements with each of its directors and executive officers pursuant to which Bethlehem has agreed to indemnify each of its directors and executive officers to the full extent provided by applicable law and the Bethlehem By-laws as currently in effect. In addition, Bethlehem has established in connection with its indemnification policy an irrevocable letter of credit in an aggregate amount of $5 million to assure payment to each director and executive officer of any amounts to which they may become entitled as indemnification pursuant to the Bethlehem By-laws in the event that, for any reason, Bethlehem shall not pay to them any such amounts.

     Section 102(b)(7) of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating monetary liability of a director to the corporation or its stockholders for breach of fiduciary duty as a director, provided that such provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock purchase or redemption or (iv) for any transaction from which the director receives an improper personal benefit. Article Ninth of the Bethlehem Restated Certificate of Incorporation includes such a provision.

     After the merger of Lukens Acquisition Corporation, a wholly owned subsidiary of Bethlehem, with and into Lukens Inc., Bethlehem will provide continuing indemnification and directors' and officers' liability insurance coverage for the directors and officers of Lukens Inc.


Item 8.  Exhibits.

Exhibit Number           Description
--------------           -----------
5.1                      Opinion of William H. Graham, Esq., regarding the
                         legality of the Bethlehem Common Stock being issued, including consent.

23.1                     Consent of Price Waterhouse LLP.

23.2                     Consent of William H. Graham, Esq. (included in
                         Exhibit 5.1).


Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethlehem and Commonwealth of Pennsylvania, on the 29th day of May, 1998.


                                  Bethlehem Steel Corporation
                                  (Registrant)

                                           by
                                               /s/ Lonnie A. Arnett
                                               --------------------------
                                               Lonnie A. Arnett
                                               Vice President and Controller


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 29th day of May, 1998.


            Signature                                   Title
            ---------                                   -----

 /s/ Curtis H. Barnette
---------------------------------               Chairman and Director
    Curtis H. Barnette                      (principal executive officer)


 /s/ Gary L. Millenbruch
---------------------------------      Executive Vice President, Treasurer and
     Gary L. Millenbruch                Director (principal financial officer)


 /s/ Lonnie A. Arnett
---------------------------------           Vice President and Controller
       Lonnie A. Arnett                     (principal accounting officer)


 /s/ Benjamin R. Civiletti
---------------------------------                    Director
    Benjamin R. Civiletti


 /s/ Worley H. Clark
---------------------------------                    Director
       Worley H. Clark


 /s/ John B. Curcio
---------------------------------                    Director
         John B. Curcio


/s/ Lewis B. Kaden
---------------------------------                    Director
        Lewis B. Kaden

            Signature                                   Title
            ---------                                   -----


 /s/ Harry P. Kamen
---------------------------------
        Harry P. Kamen


 /s/ Robert McClements, Jr.
---------------------------------                    Director
     Robert McClements, Jr.


 /s/ Roger P. Penny
---------------------------------                    Director
       Roger P. Penny


 /s/ Shirley D. Peterson
---------------------------------                    Director
      Shirley D. Peterson


 /s/ Dean P. Phypers
---------------------------------                    Director
       Dean P. Phypers


 /s/ John F. Ruffle
---------------------------------                    Director
        John F. Ruffle

                             EXHIBIT INDEX


Exhibit Number                     Description
--------------                     -----------

5.1 Opinion of William H. Graham, Esq., regarding the legality of the Bethlehem Common Stock being issued, including consent.

23.1                               Consent of Price Waterhouse LLP.

23.2 Consent of William H. Graham, Esq.(included in Exhibit 5.1).